Exhibit 99.1

BioDelivery Sciences Announces Positive Meeting with FDA on a

Streamlined ONSOLIS REMS with Broadened Distribution

Recently submitted REMS amendment seeks to better facilitate physician prescribing for appropriate patients and improve patient access

RALEIGH, N.C., September 2, 2010 – BioDelivery Sciences International, Inc. (NASDAQ:BDSI) today announced a positive meeting with the U.S. Food and Drug Administration (FDA), Meda and BDSI that occurred on Wednesday, July 21, 2010 to discuss significant modifications to the existing Risk Evaluation and Mitigation Strategy (REMS) program for ONSOLIS (fentanyl buccal soluble film).

At the meeting, FDA and Meda discussed REMS modifications that seek to reduce unintended barriers to prescribing and expand access to ONSOLIS for appropriate patients.

BDSI believes that the recently submitted proposed REMS modifications, which are under FDA review, should facilitate the ability of healthcare providers to prescribe ONSOLIS for appropriate patients as well as improve patient access through broadened distribution.

“Much has been learned over the past year from the implementation of the first REMS for an opioid product,” said Dr. Andrew Finn, Executive Vice President of Product Development for BDSI. “We have been working closely with our commercial partner Meda, who has provided the FDA with proposed improvements to the REMS based on first-hand experience in the marketplace. Given the current high product acceptance from healthcare providers and patients, a streamlined REMS with expanded distribution could place ONSOLIS in a position to compete more favorably in the future.”

BDSI deferred a public announcement of this meeting pending its receipt and review of the official minutes from the FDA meeting, which takes approximately 30 days to receive from FDA.

About BioDelivery Sciences International

BioDelivery Sciences (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the Company’s patented BEMA buccal soluble film technology. ONSOLIS (fentanyl buccal soluble film) was approved by FDA on July 16, 2009 for the management of breakthrough pain in patients with cancer, eighteen years of age and older, who are already receiving and who are tolerant to opioid therapy for their underlying persistent cancer pain. The commercial rights to ONSOLIS are licensed to Meda AB, who launched ONSOLIS in the U.S. last October, and Kunwha Pharmaceutical Co. Ltd. BDSI’s second pain product, BEMA Buprenorphine, completed Phase 2 clinical development for the treatment of pain; a higher dose formulation is being developed for the treatment of opioid dependence. Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron) and migraine (BEMA “Triptan”). BDSI’s headquarters is located in Raleigh, North Carolina. For more information please visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc.

Cautionary Note on Forward-Looking Statements

This press release and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, results relating to the regulatory approval and commercial implementation of the Company and Meda’s modified REMS program) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publically update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com